Exhibit 10.10(d)

Performance Share Unit Agreement

This Performance Share Unit Agreement (this "Agreement") is made and entered into as of [●] (the "Grant Date") by and between 5E Advanced Materials, Inc., a Delaware corporation (the "Company") and [●] (the "Grantee"). Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company has adopted the 5E Advanced Materials, Inc. 2022 Equity Compensation, as in effect and as amended from time to time (the "Plan") pursuant to which awards of Performance Share Units may be granted;

WHEREAS, the Compensation Committee (the “Committee”) has reviewed and recommended to the Company’s board of directors (the “Board”) that it is in the best interests of the Company and its shareholders to grant the award of Performance Share Units provided for herein; and

WHEREAS, the Board has acknowledged and ratified the Committee’s recommendation that it is in the best interests of the Company and its shareholders to grant the award of Performance Share Units provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.
Grant of Performance Share Units. Pursuant to Section 8 of the Plan, the Company hereby grants to the Grantee an Award for a target number of [●] Performance Share Units (the "Target Award"). Each Performance Share Unit ("PSU") represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. The number of PSUs that the Grantee actually earns for the Performance Period (up to a maximum of [●] will be determined by the level of achievement of the Performance Goal(s) in accordance with Exhibit I attached hereto.
2.
Performance Period. For purposes of this Agreement, the term "Performance Period" shall be the period commencing on [●] and ending [●].
3.
Performance Goal(s).
3.1
The number of PSUs earned by the Grantee for the Performance Period will be determined at the end of the Performance Period based on the level of achievement of the Performance Goal(s) in accordance with Exhibit I. All determinations of whether Performance Goal(s) have been achieved, the number of PSUs earned by the Grantee, and all other matters related to this Section 3 shall be made by the Committee in its sole discretion.
3.2
Promptly following completion of the Performance Period (and no later than thirty (30) days following the end of the Performance Period), the Committee will review and certify in writing (a) whether, and to what extent, the Performance Goal(s) for the Performance Period has been achieved, and (b) the number of PSUs that the Grantee shall earn, if any, subject to compliance with the requirements of Section 4. Such certification shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

4.
Vesting of PSUs. The PSUs are subject to forfeiture until they vest. Except as otherwise provided herein, the PSUs will vest and become nonforfeitable on the date the Committee certifies the achievement of the Performance Goal(s) in accordance with Section 3.2, subject to (a) the achievement of the minimum threshold Performance Goal(s) for payout set forth in Exhibit I attached hereto, and (b) the Grantee's continuous service from the Grant Date through the last day of the Performance Period. The number of PSUs that vest and become payable under this Agreement shall be determined by the Committee based on the level of achievement of the Performance Goal(s) set forth in Exhibit I and shall be rounded to the nearest whole PSU.

[Vesting Schedule]

5.
Termination of Continuous Service. Except as otherwise expressly provided in this Agreement or the Plan, if the Grantee's continuous service terminates for any reason at any time before all of his or her PSUs have vested, the Grantee's unvested PSUs shall be automatically forfeited upon such termination of continuous service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement; provided, however, that the Board shall have the absolute discretion to accelerate the vesting date. Should the Board choose to accelerate vesting on PSUs granted, performance vesting conditions will be waived.
6.
Change in Control.
6.1
Treatment of PSUs Upon a Change in Control. If the Company is a party to an agreement that results or is reasonably likely to result in a Change in Control, then the Board may provide for any of the following: (a) the continuation of the PSUs by the Company, if the Company is the surviving corporation; (b) the assumption of the PSUs by the surviving corporation or its parent or subsidiary; (c) the substitution by the surviving corporation or its parent or subsidiary of an equivalent award; (d) the vesting of PSUs based on the attainment of the applicable Performance Goal(s) as of the date of the consummation of the Change in Control or, to the extent performance goals are not reasonably ascertainable (as determined by the Board), at Target Award levels or at any other level as determined by the Board; (e) settlement of vested PSUs (including any PSUs that vest upon or in connection with the Change in Control) for the Change in Control Price; or (f) termination and cancellation without consideration of any then-unvested PSUs (to the extent any PSUs do not and are not reasonably expected to become vested upon or in connection with the Change in Control, as determined by the Board). For purposes of this Section 6.1, “Change in Control Price” shall mean (x) the price per Share paid to shareholders of the Company in the Change in Control transaction, or (y) the Fair Market Value of a share of Common Stock upon a Change in Control, as determined by the Board. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Board.
6.2
Qualifying Termination Following a Change in Control. Except as otherwise determined by the Board, the PSUs will not vest solely upon a Change in Control unless such PSUs are not either (a) assumed by the Company’s successor or (b) converted to an equivalent value award upon substantially the same terms effective immediately following the Change in Control. However, the Grantee will be immediately entitled to vesting of all outstanding

PSUs at Target Award levels if the Grantee experiences a Qualifying Termination. A “Qualifying Termination” occurs if, within twelve (12) months following a Change in Control, the Grantee’s service is terminated by the Company without Cause. “Cause” shall have the meaning assigned to such term in any Company or Affiliate employment, severance, or similar agreement or Award agreement with the Grantee or, if no such agreement exists or the agreement does not define “Cause,” Cause means (a) any conduct, action or behavior by a Grantee, whether or not in connection with the Grantee’s employment, including, without limitation, the commission of any felony or a lesser crime involving dishonesty, fraud, misappropriation, theft, wrongful taking of property, embezzlement, bribery, forgery, extortion or other crime of moral turpitude, that has or may reasonably be expected to have a material adverse effect on the reputation or business of the Company, its Subsidiaries and Affiliates or which results in gain or personal enrichment of the Grantee to the detriment of the Company, its Subsidiaries and Affiliates; (b) a governmental authority has prohibited the Grantee from working or being affiliated with the Company, its Subsidiaries and Affiliates or the business conducted thereby; (c) the commission of any act by the Grantee of gross negligence or malfeasance, or any willful violation of law, in each case, in connection with the Grantee’s performance of his or her duties with the Company or a Subsidiary or Affiliate thereof; (d) performance of a Grantee’s duties in an unsatisfactory manner after a written warning and a ten (10) day opportunity to cure; (e) breach of the Grantee’s duty of loyalty to the Company, its Subsidiaries or any of its Affiliates; (f) chronic absenteeism; (g) substance abuse, illegal drug use or habitual insobriety; or (h) violation of obligations of confidentiality to any third party in the course of providing services to the Company, its Subsidiaries and/or Affiliates.
7.
Settlement of PSUs.
7.1
Payment in respect of the PSUs earned for the Performance Period shall be made in shares of Common Stock or in the form approved by the Board in accordance with Section 8(e) of the Plan and shall be issued within the timeframe specified by the Board following the vesting date. The Company shall (a) issue and deliver to the Grantee the number of shares of Common Stock equal to the number of vested PSUs, and (b) enter the Grantee's name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Grantee.
7.2
If the Grantee is deemed a "specified employee" within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Grantee becomes eligible for settlement of the RSUs upon his or her "separation from service" within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Grantee's separation from service and (b) the Grantee's death.
8.
Transferability. Subject to any exceptions set forth in this Agreement or the Plan, the PSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee, except by will or the laws of descent and distribution, and upon any such transfer by will or the laws of descent and distribution, the transferee shall hold such PSUs subject to all of the terms and conditions that were applicable to the Grantee immediately prior to such transfer.
9.
Beneficiary Designation. The Grantee may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Grantee, shall be in a form reasonably prescribed by the Administrator, and will be effective only when filed by the Grantee in writing with the Administrator during his or her lifetime.
10.
Rights as Shareholder; Dividend Equivalents.
10.1
The Grantee shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the PSUs, including, but not limited to, voting rights.
10.2
Upon and following the vesting of the PSUs and the issuance of shares, the Grantee shall be the record owner of the shares of Common Stock underlying the PSUs unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting and dividend rights).
11.
No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Eligible Participant of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee's continuous service at any time, with or without cause.
12.
Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the PSUs shall be adjusted or terminated in any manner as contemplated by Section 14(b) of the Plan.
13.
Tax Liability and Withholding.
13.1
The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the PSUs and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation, both domestic and foreign, by any of the following means, or by a combination of such means:
(a)
tendering a cash payment in an amount up to the maximum statutory withholding rate;
(b)
authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the PSUs; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law;

(c)
delivering to the Company previously owned and unencumbered shares of Common Stock; or
(d)
by broker’s cashless exercise procedure (i.e., “sell to cover”), as permitted by applicable law.
13.2
Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Grantee's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the PSUs or the subsequent sale of any shares, and (b) does not commit to structure the PSUs to reduce or eliminate the Grantee's liability for Tax-Related Items.
14.
Non-competition; Non-solicitation; Non-disparagement.
14.1
In consideration of the PSUs, the Grantee agrees and covenants not to:
(a)
during the period of Grantee’s service and, to the extent permissible under applicable law and provided that the Grantee resides in a state other than California and is performing services to an entity engaged in the same or similar business as the Company and its Affiliates (as described further in this Section 14.1(a)) in a state other than California, for a period of one year following the Grantee's termination of continuous service, contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates, including those engaged in the business of boron or lithium mining or production or the manufacture of boron-based specialty products or that are engaged in technology and research development related to boron and boron-derivatives;
(b)
for one year following the Grantee's termination of continuous service, directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee (other than any employee based in California) of the Company or its Affiliates; or
(c)
make any disparaging external statements or communications about the Company, its Subsidiaries or any of its Affiliates (the “Company Group") or any of their respective direct or indirect equity holders, directors, managers, officers or employees; notwithstanding the foregoing, nothing in this Agreement is intended to require the Grantee to make any untruthful statement or to violate any law.
14.2
For the avoidance of doubt, the restrictive covenants set forth in this Section 14 are in addition to, and not in lieu of, any restrictive covenants to which the Grantee may otherwise be subject, whether under the terms of his or her employment or services agreement or otherwise.

14.3
The covenants contained in this Section 14 shall be construed as a series of separate covenants, one for each county, city, state or any similar subdivision in any geographic location in which the Company Group is engaged in business, which includes the United States (the “Geographic Area”). Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding sections. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 14 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable law.
14.4
The Grantee acknowledges that the restrictions set forth in Sections 14.1(a), 14.1(b) and 14.1(c) are fair and reasonable in all respects. Without limiting the foregoing, the Grantee makes the following acknowledgments:
(a)
The Grantee will, by virtue of the Grantee’s position with the Company, have and gain a high level of inside knowledge regarding the Company Group and its business, and as a result, will have the ability to harm or threaten its legitimate business interests, including, without limitation, its goodwill, technologies, intellectual property, business plans, processes, methods of operation, customers, customer lists, referral sources, vendors and vendor contracts, financial and marketing information, and other trade secrets.
(b)
The Grantee will provide services or have significant presence or influence on behalf of the Company Group within the entire Geographic Area due to the nature of the Company Group’s business, which is conducted extensively throughout the Geographic Area.
(c)
The type of activities restricted by Sections 14.1(a) and 14.1(b) would be in direct competition with the Company Group’s business.
(d)
The Grantee has received sufficient consideration in exchange for the covenants made herein.
14.5
The Grantee acknowledges and agrees that if the Grantee breaches or threatens to breach any of the restrictive covenants set forth in this Section 14, the Company will have no adequate remedy at law. The Grantee accordingly agrees that:
(a)
in the event of any actual or threatened breach by the Grantee of any of said covenants, the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief, and nothing in this Section 14 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove; and
(b)
in addition, and not in limitation of the foregoing, in the event of the Grantee’s breach of any of the restrictive covenants set forth in this Section 14, (i) the PSUs (whether vested or unvested) shall immediately be forfeited, (ii) the Company shall be entitled to recover any cash and/or shares of Common Stock previously acquired upon the settlement of the PSUs, and (iii) if the Grantee has previously sold any shares of Common Stock received upon settlement of PSUs, the Company shall also have the right to recover from the Grantee the economic value thereof.
15.
Compliance with Law. The issuance and transfer of shares of Common Stock in connection with the PSUs shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No shares of Common Stock shall be issued or transferred upon vesting of any portion of the PSUs granted hereunder, if such issuance would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.
16.
Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company's principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
17.
Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.
18.
Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.
19.
PSUs Subject to Plan. This Agreement is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
20.
Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee's beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.
21.
Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this

Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
22.
Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the PSUs in this Agreement does not create any contractual right or other right to receive any PSUs or other Awards in the future, including under any future plan that may be adopted by the Company. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee's employment with the Company.
23.
Amendments. This Agreement and the PSUs may be amended as provided in the Plan.
24.
Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.
25.
No Impact on Other Benefits. The value of the Grantee's PSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
26.
Miscellaneous.
26.1
Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.
26.2
Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written employment agreement or other written agreement between the Company and the Grantee, including, but not limited to, any written restrictive covenant agreements).
26.3
Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
26.4
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
26.5
Erroneously Awarded Compensation. Notwithstanding any provision in the Plan or in this Agreement to the contrary, this Award shall be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.
27.
Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the PSUs subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the PSUs or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

[signature page follows]

Notwithstanding anything in this Agreement or in the Plan to the contrary, the Committee hereby reserves the right, in its sole discretion, to terminate or cancel this Award if the Grantee fails to accept this Agreement on or prior to 60 days from the Grant Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

5E Advanced Materials, Inc.

By: ___________________

Name: [●]

Title: [●]

Grantee

By: ___________________

Name: [●]

Acceptance Date: [●]